As filed with the Securities and Exchange Commission on May 29, 1996

                                                       Registration No. 33-97202

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                 PMR CORPORATION
             (Exact name of registrant as specified in its charter)
                              ---------------------
         Delaware                               23-2491707
(State or other jurisdiction of         (I.R.S. Employer Identification
incorporation or organization)                    Number)



                        3990 Old Town Avenue, Suite 206A
                           San Diego, California 92110
                            Telephone (619) 295-2227
                           --------------------------
               (Address, including zip code, and telephone number,
         including area code of registrant's principal executive office and principal place of business)
                           --------------------------
                                  Allen Tepper
                        3990 Old Town Avenue, Suite 206A
                           San Diego, California 92110
                           --------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   Copies to:
                            Stephen M. Cohen, Esquire
                   Buchanan Ingersoll Professional Corporation
                                Two Logan Square
                        18th and Arch Street, 12th Floor
                             Philadelphia, PA 19103
                                 (215) 665-3873




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         Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /



         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/



                         ------------------------------

         The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




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